UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2004

(Date of Report)

AmeriGas Partners, L.P.

AP Eagle Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware	1-13692	23-2787918
Delaware	33-72986-01	23-3077318
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

460 North Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(610) 337-7000

(Registrants’ telephone number, including area code)

ITEM 5. Other Events.

Attached as Exhibit 1 is the Underwriting Agreement, dated April 22, 2004, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AP Eagle Finance Corp., a Delaware corporation, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC.

Attached as Exhibit 4 is the Fourth Supplemental Indenture, dated April 27, 2004, by and among Wachovia Bank, National Association, successor to First Union National Bank, as trustee, AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation, to the Indenture dated August 21, 2001 by and among First Union National Bank, as trustee, AmeriGas Partners, L.P., and AP Eagle Finance Corp.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits.

1	Underwriting Agreement, dated April 22, 2004, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AP Eagle Finance Corp., a Delaware corporation, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC.

4	Fourth Supplemental Indenture, dated April 27, 2004, by and among Wachovia Bank, National Association, successor to First Union National Bank, as trustee, AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation, to the Indenture dated August 21, 2001 by and among First Union National Bank, as trustee, AmeriGas Partners, L.P., and AP Eagle Finance Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMERIGAS PARTNERS, L.P.
(Registrant)

	By:	AmeriGas Propane, Inc.,
its general partner

Date: April 29, 2004	By:	/S/ MARGARET M. CALABRESE
	Name:	Margaret M. Calabrese
	Title:	Assistant Secretary

AP EAGLE FINANCE CORP.
(Registrant)

Date: April 29, 2004	By:	/S/ MARGARET M. CALABRESE
	Name:	Margaret M. Calabrese
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement, dated April 22, 2004, by and among AmeriGas Partners, L.P., a Delaware limited partnership, AP Eagle Finance Corp., a Delaware corporation, AmeriGas Propane, L.P., a Delaware limited partnership, AmeriGas Propane, Inc., a Pennsylvania corporation, AmeriGas Eagle Propane, L.P., a Delaware limited partnership, AmeriGas Eagle Holdings, Inc., a Delaware corporation, and Credit Suisse First Boston LLC.

4	Fourth Supplemental Indenture, dated April 27, 2004, by and among Wachovia Bank, National Association, successor to First Union National Bank, as trustee, AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation, to the Indenture dated August 21, 2001 by and among First Union National Bank, as trustee, AmeriGas Partners, L.P., and AP Eagle Finance Corp.